Exhibit 10.1

SECOND AMENDMENT to TRANSITION AGREEMENT

This Second Amendment to Transition Agreement (the “Second Amendment”) is made as of this 31 day of July, 2018 (the “Execution Date”) by and between Destination XL Group, Inc., a Delaware corporation (“Company”), and David A. Levin, an individual (“Executive”).  The terms “Party” or “Parties” shall be used to refer to the Company and/or Executive.  Capitalized terms not defined herein shall have the meaning ascribed in the Employment Agreement (defined below).

WHEREAS, the Company and Executive are parties to that certain Transition Agreement dated as of March 20, 2018 (the “Transition Agreement”);

WHEREAS, the Transition Agreement was amended on June 25, 2018 by the execution the First Amendment to the Transition Agreement;

WHEREAS, the Company and Executive have agreed to amend the Transition Agreement to change the determination of the Executive’s AIP Bonus and LTIP award for the fiscal year ending February 1, 2020 if the Executive remains employed through December 31, 2019; and

NOW, THEREFORE, for and in consideration of the promises and the consideration more fully set forth herein and in the Transition Agreement, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and Executive mutually agree as follows:

1.Paragraph 1(e) of the Transition Agreement is deleted in its entirety and replaced with the following:

(e)With respect to Executive’s ongoing employment through to December 31, 2019 (including with respect to Executive’s services during the Transition Period), Executive’s AIP Bonus and LTIP award with regard to the fiscal years ending February 2, 2019 and February 1, 2020 will be earned on the basis of performance metrics determined by the Compensation Committee for such years.

2.The parties acknowledge that good and valuable consideration supports this Second Amendment.

3.Except as otherwise modified hereby, the terms and conditions of the Transition Agreement are hereby ratified, approved and confirmed as of the date hereof and shall remain in full force and effect.

4.This Second Amendment supersedes all prior communications between the parties hereto with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

5.This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereby execute this Second Amendment as of the first date set forth below.

DATED: July 31, 2018	Destination XL Group, Inc. By:__/s/ Willem Mesdag Its: Director and Chairman, Compensation Committee
DATED: July 31, 2018	By: __/s/ David A. Levin David A. Levin